Exhibit 99.1

WEYERHAEUSER COMPANY

Bank of America Merrill Lynch December 15, 2010

Forward-looking Statement

This presentation contains statements concerning the company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on various assumptions and may not be accurate because of risks and uncertainties surrounding these assumptions. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. The company will not update these forward-looking statements after the date of this presentation.

Some forward-looking statements discuss the company’s plans, strategies and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “approximately,” “anticipates,” “estimates,” and “plans.” In addition, these words may use the positive or negative or other variations of those terms.

This presentation contains forward-looking statements regarding the company’s expectations during the during the fourth quarter of 2010 and in 2011, including continuing difficult economic conditions; a challenging homebuilding market in 2011, performance of the Company’s Real Estate segment, housing starts and impairments in the Real Estate segment; impairments resulting from management’s review of the company’s capacity plan in the Wood Products segment and performance of the segment; performance of the Company’ Cellulose Fibers segment and pulp prices; harvest levels in Timberlands; liquidity and funds available for distribution; debt and interest expense levels; and earnings and cash flows. Major risks, uncertainties and assumptions that affect the company’s businesses and may cause actual results to differ from these forward-looking statements, include, but are not limited to:

Š the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages, and strength of the U.S. dollar;

Š market demand for the company’s products, which is related to the strength of the various U.S. business segments and economic conditions;

Š performance of the company’s manufacturing operations;

Š the level of competition from domestic and foreign producers;

Š raw material and energy prices and transportation costs;

Š the effect of weather;

Š the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;

Š the successful execution of internal performance plans, including restructurings and cost reduction initiatives;

Š federal tax policies;

Š the effect of forestry, land use, environmental and other governmental regulations;

Š legal proceedings;

Š the effect of timing of retirements and changes in the market price of company stock on charges for stock-based compensation;

Š changes in accounting principles;

Š performance of pension fund investments and related derivatives; and

Š other factors described under “Risk Factors” in the Company’s annual report on Form 10-K.

The company also is a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan and China. It also is affected by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the euro and the Canadian dollar. Restrictions on international trade or tariffs imposed on imports also may affect the company.

Reasons to Own Weyerhaeuser

Valuable timberland holdings

Leader in adding and extracting value from timberlands

Uniquely positioned to benefit from the recovery

Focused on returning value to shareholders

TIMBERLAND-FOCUSED STRATEGY OPTIMIZED BY REIT STRUCTURE

Weyerhaeuser Overview: Electing REIT Status for 2010

Weyerhaeuser Company Timberlands (REIT)

Over 6 million acres of timberlands

Taxable REIT Subsidiary

Non-REIT Timber Business

Minerals and other non-qualifying activities

Wood Products

Lumber, OSB,

Engineered Wood Products

Cellulose Fibers

Specialty Absorbent Pulp

Weyerhaeuser Real Estate Company (WRECO)

Single Family Homebuilding Land Development

2011 Dividend Guidance

Expect to pay quarterly dividend of 15 cents per share, or 60 cents per share on annualized basis

First dividend payment expected to occur in March 2011

Board to declare actual dividend on quarterly basis

Targeting dividend payout ratio of 75% of Funds Available for Distribution (FAD) over cycle

FAD defined as cash flow before debt repayment and dividends

2011 dividend payout may be significantly all of FAD for the year, given near-term outlook

“We believe this dividend is attractive to shareholders –it is sustainable and we expect it to increase it over time”

Questions?